                                                                     EXHIBIT 3.1


                              AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                           PHASE FORWARD INCORPORATED

                         (Incorporated on June 3, 1997)

            I, Robert K. Weiler, President of Phase Forward Incorporated (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Delaware Corporation Law"), do hereby certify that the Certificate of Incorporation of Phase Forward Incorporated, as amended, has been further amended and restated, in the manner prescribed by Sections 242 and 245 of the Delaware Corporation Law, in the form of this Amended and Restated Certificate of Incorporation by resolutions adopted by the Board of Directors and the stockholders of the Corporation pursuant to Sections 141 and 228 of the Delaware General Corporation Law. The text of the Certificate of Incorporation of the Corporation, as amended and restated herein, is as follows:

            FIRST. The name of the corporation is Phase Forward Incorporated.

            SECOND. The address of the registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, New Castle County, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

            THIRD. The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware Corporation Law.

            FOURTH. The total number of shares of all classes of capital stock that the Corporation shall have the authority to issue is 105,000,000 shares, consisting of 77,116,197 shares of Common Stock with a par value of $0.01 per share (the "Common Stock") and 27,883,803 shares of Preferred Stock with a par value of $0.01 per share (the "Preferred Stock").

            A. COMMON STOCK.

            1. GENERAL. All shares of Common Stock will be identical and will entitle the holders thereof to the same rights, powers and privileges. The rights, powers and privileges of the holders of the Common Stock are subject to and qualified by the rights of holders of the Preferred Stock.

            2. DIVIDENDS. Dividends may be declared and paid on the Common Stock from funds lawfully available therefor as and when determined by the Board of Directors and subject to any preferential dividend rights of any then outstanding Preferred Stock.
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                                      -2-


            3. DISSOLUTION, LIQUIDATION OR WINDING UP. In the event of any dissolution, liquidation or winding up of the affairs of the Corporation, whether voluntary or involuntary, each issued and outstanding share of Common Stock shall entitle the holder thereof to receive an equal portion of the net assets of the Corporation available for distribution to the holders of Common Stock, subject to any preferential rights of any then outstanding Preferred Stock.

            4. VOTING RIGHTS. Except as otherwise required by law or this Amended and Restated Certificate of Incorporation, each holder of Common Stock shall have one vote in respect of each share of stock held of record by such holder on the books of the Corporation for the election of directors and on all matters submitted to a vote of stockholders of the Corporation. Except as otherwise required by law or as provided herein, holders of Common Stock shall vote together with holders of the Preferred Stock as a single class, subject to any special or preferential voting rights of any then outstanding Preferred Stock. There shall be no cumulative voting.

            B. PREFERRED STOCK.

            The Preferred Stock may be issued in one or more series at such time or times and for such consideration or considerations as the Board of Directors of the Corporation may determine. Each series shall be so designated as to distinguish the shares thereof from the shares of all other series and classes. Except as otherwise provided in this Amended and Restated Certificate of Incorporation, different series of Preferred Stock shall not be construed to constitute different classes of shares for the purpose of voting by classes.

            The rights, preferences, privileges, and restrictions granted to and imposed on the Series A Preferred Stock, which series shall consist of four million (4,000,000) shares (the "Series A Preferred Stock"), the Series B Preferred Stock, which series shall consist of four million five hundred thirty-one thousand sixty-three (4,531,063) shares (the "Series B Preferred Stock"), the Series C Preferred Stock, which series shall consist of Nine Million Two Hundred Twenty-One Thousand Nine Hundred Seventy (9,221,970) shares (the "Series C Preferred Stock") and the Series D Preferred Stock, which series shall consist of Five Million One Hundred Thirty Thousand Seven Hundred Seventy (5,130,770) shares, are as set forth below in this Article FOURTH. In addition, the Board of Directors is expressly authorized to provide for the issuance of all or any shares of the undesignated Preferred Stock in one or more series, each with such designations, preferences, voting powers (or special, preferential or no voting powers), relative, participating, optional or other special rights and privileges and such qualifications, limitations or restrictions thereof as shall be stated in the resolution or resolutions adopted by the Board of Directors to create such series, and a certificate of said resolution or resolutions (a "Certificate of Designation") shall be filed in accordance with the General Corporation Law of the State of Delaware. The authority of the Board of Directors with respect to each such series shall include, without limitation of the foregoing, the right to provide that the shares of each such series may be: (i) subject to redemption at such time or times and at such price or prices; (ii) entitled to receive dividends (which may be cumulative or non-cumulative) at such rates, on such conditions, and at such times, and payable in preference to, or in such relation
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                                      -3-


to, the dividends payable on any other class or classes or any other series;
(iii) entitled to such rights upon the dissolution of, or upon any distribution of the assets of, the Corporation; (iv) convertible into, or exchangeable for, shares of any other class or classes of stock, or of any other series of the same or any other class or classes of stock of the Corporation at such price or prices or at such rates of exchange and with such adjustments, if any; (v) entitled to the benefit of such limitations, if any, on the issuance of additional shares of such series or shares of any other series of Preferred Stock; or (vi) entitled to such other preferences, powers, qualifications, rights and privileges, all as the Board of Directors may deem advisable and as are not inconsistent with law and the provisions of this Amended and Restated Certificate of Incorporation.

            1. Dividend Provisions.

            (a) The holders of shares of Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock shall be entitled to receive dividends on a pro-rata basis among all holders of Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock, out of any assets legally available therefor, prior and in preference to any declaration or payment of any dividend (payable other than in Common Stock or other securities and rights convertible into or entitling the holder thereof to receive, directly or indirectly, additional shares of Common Stock of the Corporation) on the Series A Preferred Stock or Common Stock of the Corporation, at the rate of $0.1692 per share per annum for the Series B Preferred Stock, at the rate of $0.5112 per share per annum for the Series C Preferred Stock, and at the rate of $0.585 per share per annum for the Series D Preferred Stock (each as adjusted for any stock splits, stock dividends, recapitalizations or the like), payable when, as, and if declared by the Board of Directors. Such dividends shall not be cumulative. The holders of the outstanding Series B Preferred Stock, Series C Preferred Stock, and Series D Preferred Stock can waive any dividend preference that such holders shall be entitled to receive under this Section 1 upon the affirmative vote or written consent of the holders of at least a majority of the Series B Preferred Stock then outstanding with respect to dividends payable to holders of Series B Preferred Stock, the affirmative vote or written consent of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the Series C Preferred Stock then outstanding with respect to dividends payable to holders of Series C Preferred Stock, and the affirmative vote or written consent of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the Series D Preferred Stock then outstanding with respect to dividends payable to holders of Series D Preferred Stock.

            (b) Upon completion of the payments required by subsection (a) of this Section 1, the holders of shares of Series A Preferred Stock shall be entitled to receive dividends, out of any assets legally available therefor, prior and in preference to any declaration or payment of any dividend (payable other than in Common Stock or other securities and rights convertible into or entitling the holder thereof to receive, directly or indirectly, additional shares of Common Stock of the Corporation) on the Common Stock of the Corporation, payable when, as, and if declared by the Board of Directors, at such rate as is paid to the holders of Common Stock (assuming full conversion of all such Series A Preferred Stock into Common Stock). Such dividends shall not be cumulative. The holders of the outstanding Series A Preferred Stock may waive any dividend preference that such holders shall be entitled to receive under this Section 1 upon the affirmative vote or written consent of the holders of at least a majority of the Series A Preferred Stock then outstanding.
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                                      -4-


            (c) Upon completion of the payments required by subsections (a) and
(b) of this Section 1, in the event the Corporation shall declare any other dividend or distribution payable in securities of other persons, evidences of indebtedness issued by the Corporation or other persons, assets (excluding cash dividends) or options or rights to purchase any such securities or evidence of indebtedness, then, in each such case the holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, and Series D Preferred Stock shall be entitled to a proportionate share of any such dividend or distribution as though the holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, and Series D Preferred Stock were the holders of the number of shares of Common Stock of the Corporation into which their respective shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, and Series D Preferred Stock are convertible as of the record date fixed for the determination of the holders of Common Stock of the Corporation entitled to receive such distribution.

            2. Liquidation Preference.

            (a) (i) In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary (a "Liquidation Event"), the holders of Series C Preferred Stock and Series D Preferred Stock shall be entitled to receive on a pro rata basis based on the number of shares of Common Stock held by each (assuming full conversion of all such Series C Preferred Stock and Series D Preferred Stock into Common Stock), prior and in preference to any distribution of any of the assets of the Corporation to the holders of the Series A Preferred Stock, Series B Preferred Stock, Common Stock or other securities and rights convertible into or entitling the holder thereof to receive, directly or indirectly, additional shares of Common Stock of the Corporation by reason of their ownership thereof, (A) an amount per share equal to $5.68 (the "Original Series C Issue Price") for each share (as adjusted for any stock dividends, combinations or splits with respect to such shares) of Series C Preferred Stock held by each such holder plus any declared but unpaid dividends on such share (the "Series C Liquidation Amount"); and (B) an amount per share equal to $6.50 (the "Series D Price") for each share (as adjusted for any stock dividends, combinations or splits with respect to such shares) of Series D Preferred Stock held by each such holder plus any declared but unpaid dividends on such shares (the "Series D Liquidation Amount").

      (ii) Upon completion of the distributions required by subsection (a)(i) of this Section 2, all of the remaining assets of the Corporation available for distribution to stockholders shall be distributed among the holders of Series A Preferred Stock and the Series B Preferred Stock pro rata based on the number of shares of Common Stock held by each (assuming full conversion of all such Series A Preferred Stock and Series B Preferred Stock into Common Stock), prior and in preference to any distribution of any of the assets of the Corporation to the holders of the Common Stock or other securities and rights convertible into or entitling the holder thereof to receive, directly or indirectly, additional shares of Common Stock of the Corporation by reason of their ownership thereof,
(A) an amount per share equal to $1.00 (the "Original Series A Issue Price") for each share (as adjusted for any stock dividends, combinations or splits with respect to such shares) of Series A Preferred Stock held by each such holder plus any declared but unpaid dividends on such share (the "Series A Liquidation Amount"); and (B) an amount per share equal to $1.88 (the "Original Series B Issue Price") for each share (as adjusted for any stock dividends,
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                                      -5-


combinations or splits with respect to such shares) of Series B Preferred Stock held by each such holder plus any declared but unpaid dividends on such share (the "Series B Liquidation Amount").

      (iii) If upon the occurrence of a Liquidation Event, the assets and funds thus distributed among the holders of the Series C Preferred Stock and Series D Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then the entire assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of the Series C Preferred Stock and Series D Preferred Stock in proportion to the full preferential amount each such holder is otherwise entitled to receive under subsection 2(a)(i) hereof.

      (iv) If upon the occurrence of a Liquidation Event, the assets and funds thus distributed among the holders of the Series A Preferred Stock and Series B Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then, upon completion of the distributions required by subsection (a)(i) of this Section 2, all of the remaining assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of the Series A Preferred Stock and Series B Preferred Stock in proportion to the full preferential amount each such holder is otherwise entitled to receive under subsection 2(a)(ii) hereof.

            (b) Upon completion of the distributions required by subsection (a) of this Section 2, all of the remaining assets of the Corporation available for distribution to stockholders shall be distributed among the holders of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Common Stock and other securities and rights convertible into or entitling the holder thereof to receive, directly or indirectly, additional shares of Common Stock of the Corporation pro rata based on the number of shares of Common Stock held by each (assuming full conversion of all such Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, and Series D Preferred Stock into Common Stock).

            (c) Notwithstanding anything to the contrary in this Section 2, if the amount which each holder of Series A Preferred Stock would be entitled to receive in connection with a Liquidation Event pursuant to its right to participate with the Common Stock as set forth in subsection (b) of this Section 2 (and determined as if such holder was not entitled to receive the Series A Liquidation Amount pursuant to subsection (a)) equals or exceeds $6.00 per share of Series A Preferred Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares), then the holders of shares of Series A Preferred Stock shall not be entitled to the payment of the Series A Liquidation Amount pursuant to subsection (a) of this Section 2.

            (d) Notwithstanding anything to the contrary in this Section 2, if the amount which each holder of Series B Preferred Stock would be entitled to receive in connection with a Liquidation Event pursuant to its right to participate with the Common Stock as set forth in subsection (b) of this Section 2 (and determined as if such holder was not entitled to receive the Series B Liquidation Amount pursuant to subsection (a)) equals or exceeds $9.40 per share of Series B Preferred Stock (subject to appropriate adjustment in the event of any stock dividend,
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                                      -6-


stock split, combination or other similar recapitalization affecting such shares), then the holders of shares of Series B Preferred Stock shall not be entitled to the payment of the Series B Liquidation Amount pursuant to subsection (a) of this Section 2.

            (e) Notwithstanding anything to the contrary in this Section 2, if the amount which each holder of Series C Preferred Stock would be entitled to receive in connection with a Liquidation Event pursuant to its right to participate with the Common Stock as set forth in subsection (b) of this Section 2 (and determined as if such holder was not entitled to receive the Series C Liquidation Amount pursuant to subsection (a)) equals or exceeds (i) $11.36 per share of Series C Preferred Stock in connection with a Liquidation Event occurring prior to, or on, November 18, 2000; (ii) $14.20 per share of Series C Preferred Stock in connection with a Liquidation Event occurring after November 18, 2000, but prior to, or on, November 18, 2001; or (iii) $17.04 per share of Series C Preferred Stock in connection with a Liquidation Event occurring at any time after November 18, 2001 (in each such case subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares), then in each such case, the holders of shares of Series C Preferred Stock shall not be entitled to the payment of the Series C Liquidation Amount pursuant to subsection (a) of this
Section 2.

            (f) Notwithstanding anything to the contrary in this Section 2, if the amount which each holder of Series D Preferred Stock would be entitled to receive in connection with a Liquidation Event pursuant to its right to participate with the Common Stock as set forth in subsection (b) of this Section 2 (and determined as if such holder was not entitled to receive the Series D Liquidation Amount pursuant to subsection (a)) equals or exceeds (i) $13.00 per share of Series D Preferred Stock in connection with a Liquidation Event occurring prior to, or on, November 18, 2001; or (iii) $16.25 per share of Series D Preferred Stock in connection with a Liquidation Event occurring at any time after November 18, 2001 (in each such case subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares), then in each such case, the holders of shares of Series D Preferred Stock shall not be entitled to the payment of the Series D Liquidation Amount pursuant to subsection (a) of this
Section 2.

            (g) (i) For purposes of this Section 2, a Liquidation Event shall be deemed to be occasioned by, or to include (unless the holders of at least sixty-six and two-thirds percent (66 2/3%) of the Preferred Stock then outstanding, voting together as a single class on an as-converted basis, shall determine otherwise), (A) the acquisition of the Corporation by another entity by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation) that results in the transfer of fifty percent (50%) or more of the outstanding voting power of the Corporation; or (B) a sale or disposition of all or substantially all of the assets of the Corporation.

              (ii) In any of such events, if the consideration received by the Corporation is other than cash, its value will be deemed its fair market value as determined in good faith by the Board of Directors. Any securities shall be valued as follows:
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                                      -7-


                (A) Securities not subject to investment letter or other similar restrictions on free marketability covered by (B) below:

                  (1) If traded on a securities exchange or through the Nasdaq National Market, the value shall be deemed to be the average of the closing prices of the securities on such exchange or system over the thirty (30) day period ending three (3) days prior to the closing;

                  (2) If actively traded over-the-counter, the value shall be deemed to be the average of the closing bid or sale prices (whichever is applicable) over the thirty (30) day period ending three (3) days prior to the closing; and

                  (3) If there is no active public market, the value shall be the fair market value thereof, as mutually determined by the Corporation and the holders of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of all then outstanding shares of Preferred Stock (voting together as a single class on an as-converted basis).

                (B) The method of valuation of securities subject to investment letter or other restrictions on free marketability (other than restrictions arising solely by virtue of a stockholder's status as an affiliate or former affiliate) shall be to make an appropriate discount from the market value determined as above in (A) (1), (2) or (3) to reflect the approximate fair market value thereof, as mutually determined by the Corporation and the holders of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of all then outstanding shares of the Preferred Stock (voting together as a single class on an as-converted basis).

              (iii) In the event the requirements of this subsection 2(g) are not complied with, the Corporation shall forthwith either:

                (A) cause such closing to be postponed until such time as the requirements of this Section 2 have been complied with; or

                (B) cancel such transaction, in which event the rights, preferences and privileges of the holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, and Series D Preferred Stock shall revert to and be the same as such rights, preferences and privileges existing immediately prior to the date of the first notice referred to in subsection 2(g)(iv) hereof.

              (iv) The Corporation shall give each holder of record of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock written notice of such impending transaction not later than twenty (20) days prior to the stockholders' meeting called to approve such transaction, or twenty (20) days prior to the closing of such transaction, whichever is earlier, and shall also notify such holders in writing of the final approval of such transaction. The first of such notices shall describe the material terms and conditions of the impending transaction and the provisions of this Section 2, and the Corporation shall thereafter give such holders prompt notice of any material changes. The transaction shall in no event take place sooner than twenty (20) days after the Corporation has given the first notice
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                                      -8-


provided for herein or sooner than ten (10) days after the Corporation has given notice of any material changes provided for herein; provided, however, that such periods may be shortened upon the written consent of the holders of Preferred Stock that are entitled to such notice rights or similar notice rights and that represent at least sixty-six and two-thirds percent (66 2/3%) of the voting power of all then outstanding shares of the Preferred Stock.

      3. Redemption.

      (a) At any time after June 30, 2006, but within forty-five (45) days after the receipt by the Corporation of a written request from the holders of not less than a majority of the then outstanding Series A Preferred Stock that all or, if less than all, a specified percentage of such holders' shares of Series A Preferred Stock be redeemed, and concurrently with surrender by such holders of the certificates representing such shares, the Corporation shall, to the extent it may lawfully do so, redeem in three (3) annual installments (each payment date being referred to herein as a "Series A Redemption Date") the shares specified in such request by paying in cash therefor a sum per share equal to $1.00 per share of Series A Preferred Stock (as adjusted for any stock splits, stock dividends, recapitalizations or the like) plus all declared but unpaid dividends on such shares (the "Series A Redemption Price"). The number of shares of Series A Preferred Stock that the Corporation shall be required to redeem on any one Series A Redemption Date shall be equal to the amount determined by dividing (i) the aggregate number of shares of Series A Preferred Stock outstanding immediately prior to such Series A Redemption Date that have been requested to be redeemed pursuant to this Section 3(a) by (ii) the number of remaining Series A Redemption Dates (including the Series A Redemption Date to which such calculation applies). Any redemption of Series A Preferred Stock effected pursuant to this subsection 3(a) shall be made on a pro rata basis among the holders of the Series A Preferred Stock in proportion to the number of shares of Series A Preferred Stock proposed to be redeemed by such holders.

      (b) At any time after June 30, 2006, but within forty-five (45) days after the receipt by the Corporation of a written request from the holders of not less than a majority of the then outstanding Series B Preferred Stock that all or, if less than all, a specified percentage of such holders' shares of Series B Preferred Stock be redeemed, and concurrently with surrender by such holders of the certificates representing such shares, the Corporation shall, to the extent it may lawfully do so, redeem in three (3) annual installments (each payment date being referred to herein as a "Series B Redemption Date") the shares specified in such request by paying in cash therefor a sum per share equal to the sum of (i) $1.88 per share, (ii) $0.15 per share for each full year between November 10, 1998 and such Series B Redemption Date (each as adjusted for any stock splits, stock dividends, recapitalizations or the like) and (iii) all declared but unpaid dividends on such share of Series B Preferred Stock (the "Series B Redemption Price"). The number of shares of Series B Preferred Stock that the Corporation shall be required to redeem on any one Series B Redemption Date shall be equal to the amount determined by dividing (i) the aggregate number of shares of Series B Preferred Stock outstanding immediately prior to such Series B Redemption Date that have been requested to be redeemed pursuant to this Section 3(b) by (ii) the number of remaining Series B Redemption Dates (including the Series B Redemption Date to which such calculation applies). Any redemption of Series B Preferred Stock effected pursuant to this subsection 3(b) shall be made on a pro rata basis among the holders of Series B

Preferred Stock in proportion to the number of shares of Series B Preferred Stock proposed to be redeemed by such holders.

            (c) At any time after June 30, 2006, but within forty-five (45) days after the receipt by the Corporation of a written request from the holders of not less than sixty-six and two-thirds percent (66 2/3%) of the then outstanding Series C Preferred Stock that all or, if less than all, a specified percentage of such holders' shares of Series C Preferred Stock be redeemed, and concurrently with surrender by such holders of the certificates representing such shares, the Corporation shall, to the extent it may lawfully do so, redeem in three (3) annual installments (each payment date being referred to herein as a "Series C Redemption Date"), the shares specified in such request by paying in cash therefor a sum per share equal to the sum of (i) $5.68 per share, (ii) $0.45 per share for each full year between November 18, 1999, and such Series C Redemption Date (each as adjusted for any stock splits, stock dividends, recapitalizations or the like) and (iii) all declared but unpaid dividends on such share of Series C Preferred Stock (the "Series C Redemption Price"). The number of shares of Series C Preferred Stock that the Corporation shall be required to redeem on any one Series C Redemption Date shall be equal to the amount determined by dividing (i) the aggregate number of shares of Series C Preferred Stock outstanding immediately prior to such Series C Redemption Date that have been requested to be redeemed pursuant to this Section 3(c) by (ii) the number of remaining Series C Redemption Dates (including the Series C Redemption Date to which such calculation applies). Any redemption of Series C Preferred Stock effected pursuant to this subsection 3(c) shall be made on a pro rata basis among the holders of Series C Preferred Stock in proportion to the number of shares of Series C Preferred Stock proposed to be redeemed by such holders.

      (d) At any time after June 30, 2006, but within forty-five (45) days after the receipt by the Corporation of a written request from the holders of not less than sixty-six and two-thirds percent (66 2/3%) of the then outstanding Series D Preferred Stock that all or, if less than all, a specified percentage of such holders' shares of Series D Preferred Stock be redeemed, and concurrently with surrender by such holders of the certificates representing such shares, the Corporation shall, to the extent it may lawfully do so, redeem in three (3) annual installments (each payment date being referred to herein as a "Series D Redemption Date" and collectively with the Series A Redemption Date, Series B Redemption Date, and Series C Redemption Date, the "Redemption Date"), the shares specified in such request by paying in cash therefor a sum per share equal to the sum of (i) $6.50 per share, (ii) $0.52 per share for each full year between August 13, 2001, and such Series D Redemption Date (each as adjusted for any stock splits, stock dividends, recapitalizations or the like) and (iii) all declared but unpaid dividends on such share of Series D Preferred Stock (the "Series D Redemption Price," and collectively with the Series A Redemption Price, Series B Redemption Price and Series C Redemption Price, the "Redemption Price"). The number of shares of Series D Preferred Stock that the Corporation shall be required to redeem on any one Series D Redemption Date shall be equal to the amount determined by dividing (i) the aggregate number of shares of Series D Preferred Stock outstanding immediately prior to such Series D Redemption Date that have been requested to be redeemed pursuant to this Section 3(d) by (ii) the number of remaining Series D Redemption Dates (including the Series D Redemption Date to which such calculation applies). Any redemption of Series D Preferred Stock effected pursuant to this subsection 3(d) shall be made on a pro rata basis among the holders of Series D Preferred Stock in proportion to the number of shares of Series D Preferred Stock proposed to be redeemed by such holders.

            (e) At least thirty (30) days after receipt of a demand for redemption from the holders of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, or Series D Preferred Stock pursuant to Sections 3(a), (b), (c), or (d) above, the Company shall mail a written notice, first class postage prepaid, to each holder of record of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, or Series D Preferred Stock to be redeemed, at the address last shown on the records of the Corporation for such holder, notifying such holder of the redemption to be effected on the applicable Redemption Date, specifying the number of shares to be redeemed from such holder, the Redemption Date, the applicable Redemption Price, the place at which payment may be obtained and calling upon such holder to surrender to the Corporation, in the manner and at the place designated, his, her or its certificate or certificates representing the shares to be redeemed (the "Redemption Notice"). Each holder of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, or Series D Preferred Stock shall, no later than forty-five (45) days after mailing of the Redemption Notice, provide to the Company a notice setting forth the number of shares to be redeemed from such holder on such Redemption Date. Except as provided in subsection (3)(f), on or after each Redemption Date, each holder of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, or Series D Preferred Stock to be redeemed on such Redemption Date shall surrender to the Corporation the certificate or certificates representing such shares, in the manner and at the place designated in the Redemption Notice, and thereupon the applicable Redemption Price of such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be cancelled. In the event less than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares.

            (f) If within any 10 business day period the Corporation receives more than one demand for redemption pursuant to Sections 3(a), (b), (c), or (d) then such redemptions shall have the same Redemption Date. From and after each Redemption Date, unless there shall have been a default in payment of the Redemption Price, all rights (except the right to receive the applicable Redemption Price without interest upon surrender of their certificate or certificates) of the holders of shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, or Series D Preferred Stock designated for redemption on such Redemption Date in the Redemption Notice as holders of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, or Series D Preferred Stock shall cease with respect to such shares, and such shares shall not thereafter be transferred on the books of the Corporation or be deemed to be outstanding for any purpose whatsoever. If the funds of the Corporation legally available for redemption of shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, or Series D Preferred Stock on a Redemption Date are insufficient to redeem the total number of shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, or Series D Preferred Stock to be redeemed on such date, those funds that are legally available will be used to redeem the maximum possible number of such shares ratably among the holders of such shares to be redeemed such that each holder of a share of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, or Series D Preferred Stock receives the same percentage of the applicable Series A Redemption Price, Series B Redemption Price, Series C Redemption Price, or Series D Redemption Price. The shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, or Series D Preferred Stock not redeemed shall remain outstanding and entitled to all the rights and preferences provided herein. At any time thereafter when additional funds of the Corporation are legally available for the redemption of shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, or Series D Preferred Stock, such funds will immediately be used to redeem the balance of the shares for which such funds are available that the Corporation has become obliged to redeem on any Redemption Date but that it has not redeemed.

      4. Conversion. The holders of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, and Series D Preferred Stock shall have conversion rights as follows (the "Conversion Rights"):

      (a) Right to Convert. Each share of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, and Series D Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share and on or prior to the fifth day prior to the Redemption Date, if any, as may have been fixed in any Redemption Notice with respect to such share of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, or Series D Preferred Stock at the office of the Corporation or any transfer agent for such stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Original Series A Issue Price, the Original Series B Issue Price, the Original Series C Issue Price, or the Series D Price, as the case may be, by the Conversion Price applicable to such share, determined as hereafter provided, in effect on the date the certificate is surrendered for conversion. The initial Conversion Price per share for shares of Series A Preferred Stock shall be the Original Series A Issue Price, the initial Conversion Price per share for shares of Series B Preferred Stock shall be the Original Series B Issue Price, the initial Conversion Price per share for shares of Series C Preferred Stock shall be the Original Series C Issue Price, and the initial Conversion Price per share for shares of Series D Preferred Stock shall be the Series D Price; provided, however, that the Conversion Price for the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, and Series D Preferred Stock shall be subject to adjustment as set forth in subsection 4(e).

      (b) Automatic Conversion. Each share of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, and Series D Preferred Stock shall automatically be converted into shares of Common Stock at the Conversion Price in effect for such series immediately upon the earlier of (i) the Corporation's sale of its Common Stock in a firm commitment underwritten public offering pursuant to a registration statement on Form S-1 or Form SB-2 under the Securities Act of 1933, as amended (an "Initial Public Offering"), resulting in not less than $20,000,000 of gross proceeds to the corporation (net of all underwriting discounts and commissions), and the public offering price of which equals or exceeds $9.50 (and, after October 31, 2004, $11.36) per share (as adjusted for any stock splits, stock dividends, recapitalizations or the like), or (ii) the date specified by written consent or agreement of the holders of at least sixty-six and two thirds percent (66 2/3%) of the then outstanding shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, and Series D

Preferred Stock (voting together as a single class on an as-converted basis and not as separate series).

      (c) Conversion Payment.

            (i) If, upon conversion of any shares of Series A Preferred Stock in connection with or following the Corporation's sale of its Common Stock in an Initial Public Offering, the value of the shares of Common Stock received by such holders upon such conversion does not exceed $6.00 per share (valued at the Initial Public Offering price and as adjusted for any stock splits, stock dividends, recapitalizations or the like), then each holder of Series A Preferred Stock shall be paid by the corporation an amount in cash equal to the Series A Liquidation Amount for each share of Series A Preferred Stock held, and such holders shall not by reason of this payment be required to transfer to the Corporation the shares of Common Stock received by them in connection with such conversion.

            (ii) If, upon conversion of any shares of Series B Preferred Stock in connection with or following the Corporation's sale of its Common Stock pursuant to an Initial Public Offering, the value of the shares of Common Stock received by such holders upon such conversion does not exceed $9.40 per share (valued at the Initial Public Offering price and as adjusted for any stock splits, stock dividends, recapitalizations or the like), then each holder of Series B Preferred Stock shall be paid by the corporation an amount in cash equal to the Series B Liquidation Amount for each share of Series B Preferred Stock held, and such holders shall not by reason of this payment be required to transfer to the Corporation the shares of Common Stock received by them in connection with such conversion.

            (iii) If, upon conversion of any shares of Series C Preferred Stock in connection with or following the Corporation's sale of its Common Stock pursuant to an Initial Public Offering, the value of the shares of Common Stock received by such holders upon such conversion does not equal or exceed $9.50 (and, after October 31, 2004, $11.36) per share (valued at the Initial Public Offering price and as adjusted for any stock splits, stock dividends, recapitalizations or the like), then each holder of Series C Preferred Stock shall be paid by the corporation an amount in cash equal to the Series C Liquidation Amount for each share of Series C Preferred Stock held, and such holders shall not by reason of this payment be required to transfer to the Corporation the shares of Common Stock received by them in connection with such conversion.

            (iv) If, upon conversion of any shares of Series D Preferred Stock in connection with or following the Corporation's sale of its Common Stock pursuant to an Initial Public Offering, the value of the shares of Common Stock received by such holders upon such conversion does not equal or exceed $9.50 (and, after October 31, 2004, $11.36) per share (valued at the Initial Public Offering price and as adjusted for any stock splits, stock dividends, recapitalizations or the like), then each holder of Series D Preferred Stock shall be paid by the corporation an amount in cash equal to the Series D Liquidation Amount for each share of Series D Preferred Stock held, and such holders shall not by reason of this payment be required to transfer to the Corporation the shares of Common Stock received by them in connection with such conversion.

            (d) Mechanics of Conversion. Before any holder of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, or Series D Preferred Stock shall be entitled to convert the same into shares of Common Stock, he, she, or it shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, and Series D Preferred Stock, and shall give written notice to the Corporation at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, or Series D Preferred Stock, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, or Series D Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date. If the conversion is in connection with an Initial Public Offering, the conversion may, at the option of any holder tendering Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, or Series D Preferred Stock for conversion, be conditioned upon the closing with the underwriters of the sale of securities pursuant to such offering, in which event the persons entitled to receive the Common Stock upon conversion of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, or Series D Preferred Stock shall not be deemed to have converted such Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, or Series D Preferred Stock until immediately prior to the closing of such sale of securities.

            (e) Conversion Price Adjustments of Preferred Stock for Certain Dilutive Issuances, Splits and Combinations. The Conversion Price of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, and Series D Preferred Stock shall be subject to adjustment from time to time as follows:

              (i) (A) If the Corporation shall issue, after the date upon which any shares of Series D Preferred Stock were first issued (the "Purchase Date"), any Additional Stock (as defined below) without consideration or for a consideration per share less than the Conversion Price for the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, or Series D Preferred Stock in effect immediately prior to the issuance of such Additional Stock, the Conversion Price for such series in effect immediately prior to each such issuance shall forthwith (except as otherwise provided in this clause (i)) be adjusted to a price determined by multiplying such Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance plus the number of shares of Common Stock that the aggregate consideration received by the Corporation for such issuance would purchase at such Conversion Price; and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance plus the number of shares of such Additional Stock.

                  (B) No adjustment of the Conversion Price for the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, or Series D Preferred Stock shall be made in an amount less than one cent per share, provided that any adjustments that are not required to be made by reason of this sentence shall be carried forward and shall be either taken into account in any subsequent adjustment made prior to three (3) years from the date of the event giving rise to the adjustment being carried forward, or shall be made at the end of three (3) years from the date of the event giving rise to the adjustment being carried forward. Except to the limited extent provided for in subsections
(E)(3) and (E)(4), no adjustment of such Conversion Price pursuant to this subsection 4(e)(i) shall have the effect of increasing the Conversion Price above the Conversion Price in effect immediately prior to such adjustment.

                  (C) In the case of the issuance of Common Stock for cash, the consideration shall be deemed to be the amount of cash paid therefor before deducting any reasonable discounts, commissions or other expenses allowed, paid or incurred by the Corporation for any underwriting or otherwise in connection with the issuance and sale thereof.

                  (D) In the case of the issuance of the Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair value thereof as determined in good faith by the Board of Directors irrespective of any accounting treatment.

                  (E) In the case of the issuance (whether before, on or after the Purchase Date) of options to purchase or rights to subscribe for Common Stock, securities by their terms convertible into or exchangeable for Common Stock or options to purchase or rights to subscribe for such convertible or exchangeable securities, the following provisions shall apply for all purposes of this subsection 4(e)(i) and subsection 4(e)(ii):

                    (1) The aggregate maximum number of shares of Common Stock deliverable upon exercise (assuming the satisfaction of any conditions to exercisability, including, without limitation, the passage of time, but without taking into account potential antidilution adjustments) of such options to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in subsections 4(e)(i)(C) and (e)(i)(D)), if any, received by the Corporation upon the issuance of such options or rights plus the minimum exercise price provided in such options or rights (without taking into account potential antidilution adjustments) for the Common Stock covered thereby.

                    (2) The aggregate maximum number of shares of Common Stock deliverable upon conversion of, or in exchange (assuming the satisfaction of any conditions to convertibility or exchangeability, including, without limitation, the passage of time, but without taking into account potential antidilution adjustments) for, any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities were issued or such options or rights were issued and for a consideration equal to the consideration, if any, received by the Corporation for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the minimum additional consideration, if any, to be received by the Corporation (without taking into account potential antidilution adjustments) upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in subsections 4(e)(i)(C) and (e)(i)(D)).

                    (3) In the event of any change in the number of shares of Common Stock deliverable or in the consideration payable to the Corporation upon exercise of such options or rights or upon conversion of or in exchange for such convertible or exchangeable securities, including, but not limited to, a change resulting from the antidilution provisions thereof (unless such options or rights or convertible or exchangeable securities were merely deemed to be included in the numerator and denominator for purposes of determining the number of shares of Common Stock outstanding for purposes of subsection 4(e)(i)(A)), the Conversion Price of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, or Series D Preferred Stock, to the extent in any way affected by or computed using such options, rights or securities, shall be recomputed to reflect such change, but no further adjustment shall be made for the actual issuance of Common Stock or any payment of such consideration upon the exercise of any such options or rights or the conversion or exchange of such securities.

                    (4) Upon the expiration of any such options or rights, the termination of any such rights to convert or exchange or the expiration of any options or rights related to such convertible or exchangeable securities, the Conversion Price of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, or Series D Preferred Stock, to the extent in any way affected by or computed using such options, rights or securities or options or rights related to such securities (unless such options or rights were merely deemed to be included in the numerator and denominator for purposes of determining the number of shares of Common Stock outstanding for purposes of subsection 4(e)(i)(A)), shall be recomputed to reflect the issuance of only the number of shares of Common Stock (and convertible or exchangeable securities that remain in effect) actually issued upon the exercise of such options or rights, upon the conversion or exchange of such securities or upon the exercise of the options or rights related to such securities.

                    (5) The number of shares of Common Stock deemed issued and the consideration deemed paid therefor pursuant to subsections 4(e)(i)(E)(1) and
(2) shall be appropriately adjusted to reflect any change, termination or expiration of the type described in either subsection 4(e)(i)(E)(3) or (4).

                  (ii) "Additional Stock" shall mean any shares of Common Stock issued (or deemed to have been issued pursuant to subsection 4(e)(i)(E)) by the Corporation after the Purchase Date other than:

                    (A) Common Stock issued pursuant to a transaction described in subsection 4(e)(iii) hereof; or

                    (B) up to Six Million Five Hundred Sixty-Seven Thousand One Hundred Forty-One (6,567,141) shares of Common Stock issuable or issued to employees, consultants, directors or vendors (if in transactions with primarily non-financing purposes) of the Corporation directly or pursuant to a stock option plan, stock purchase plan or restricted stock plan unanimously approved by the Board of Directors of the Corporation.

                    (C) The issuance of that certain Warrant to purchase 34,330 shares of Series C Preferred Stock issued on August 9, 2000 or any securities issued upon exercise thereof.

                  (iii) In the event the Corporation should at any time or from time to time after the Purchase Date fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (hereinafter referred to as "Common Stock Equivalents") without payment of any consideration by such holder for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the Conversion Price of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, and Series D Preferred Stock shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be increased in proportion to such increase of the aggregate of shares of Common Stock outstanding and those issuable with respect to such Common Stock Equivalents.

                  (iv) If the number of shares of Common Stock outstanding at any time after the Purchase Date is decreased by a combination of the outstanding shares of Common Stock, then, following the record date of such combination, the Conversion Price for the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, and Series D Preferred Stock shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be decreased in proportion to such decrease in outstanding shares.

                (f) Other Distributions. In the event the Corporation shall declare a distribution payable in securities of other persons, evidences of indebtedness issued by the Corporation or other persons, assets (excluding cash dividends) or options or rights not referred to in subsection 4(e)(iii), then, in each such case for the purpose of this subsection 4(f), the holders of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, and Series D Preferred Stock shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of Common Stock of the Corporation into which their shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, and Series D Preferred Stock are convertible as of the record date fixed for the determination of the holders of Common Stock of the Corporation entitled to receive such distribution.

                (g) Recapitalizations. If at any time or from time to time after the Purchase Date there shall be a recapitalization, reclassification or other change of the Common Stock

(other than a subdivision, combination or merger or sale of assets transaction provided for elsewhere in this Section 4 or Section 2) provision shall be made so that the holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, and Series D Preferred Stock shall thereafter be entitled to receive upon conversion of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, and Series D Preferred Stock the number of shares of stock or other securities or property of the corporation or otherwise, to which a holder of Common Stock deliverable upon conversion would have been entitled on such recapitalization, reclassification or other change. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 4 with respect to the rights of the holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, and Series D Preferred Stock after the recapitalization, reclassification or other change to the end that the provisions of this Section 4 (including adjustment of the Conversion Price then in effect and the number of shares purchasable upon conversion of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, and Series D Preferred Stock) shall be applicable after that event as nearly equivalent as may be practicable.

                (h) No Impairment. The Corporation will not, by amendment of its Amended and Restated Certificate of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 4 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, and Series D Preferred Stock against impairment.

                (i) No Fractional Shares and Certificate as to Adjustments.

                  (i) No fractional shares shall be issued upon the conversion of any share or shares of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, and Series D Preferred Stock, and the number of shares of Common Stock to be issued shall be rounded to the nearest whole share (with one-half being rounded upward). Whether or not fractional shares are issuable upon such conversion shall be determined on the basis of the total number of shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, and Series D Preferred Stock the holder is at the time converting into Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion. In lieu of any fractional shares to which the holder would otherwise be entitled, the corporation shall pay such holder cash equal to the product obtained by multiplying such fraction by the applicable Conversion Price then in effect.

                  (ii) Upon the occurrence of each adjustment or readjustment of the Conversion Price of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, or Series D Preferred Stock pursuant to this Section 4, the Corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder the applicable series of Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, or Series D Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (A) such adjustment and readjustment, (B) the Conversion Price for such series of Preferred Stock at the time in effect, and (C) the number of shares of Common Stock and the amount, if any, of other property that at the time would be received upon the conversion of a share of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, or Series D Preferred Stock.

              (j) Notices of Record Date. In the event of any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Corporation shall mail to each holder of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, and Series D Preferred Stock, at least twenty (20) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

              (k) Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, and Series D Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, and Series D Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, and Series D Preferred Stock, in addition to such other remedies as shall be available to the holder of such Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to this Amended and Restated Certificate of Incorporation.

              (l) Notices. Any notice required by the provisions of this Section 4 to be given to the holders of shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, and Series D Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at his or her address appearing on the books of the Corporation.

              5. Voting Rights.

              (a) General Voting Rights. The holder of each share of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, and Series D Preferred Stock shall have the right to one vote for each share of Common Stock into which such series could then be converted, and with respect to such vote, such holder shall have full voting rights and powers equal to the voting rights and powers of the holders of Common Stock, and shall be entitled, notwithstanding any provision hereof, to notice of any stockholders' meeting in accordance with the bylaws of the Corporation, and shall be entitled to vote, together with holders of Common Stock, with respect to any question upon which holders of Common Stock have the right to vote. Fractional votes shall not, however, be permitted and any fractional voting rights available on an as-converted basis (after aggregating all shares into which shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, and Series D Preferred Stock held by each holder could be converted) shall be rounded to the nearest whole number (with one-half being rounded upward).

              (b) Voting for the Election of Directors. As long as at least ten percent (10%) of the Series A Preferred Stock originally issued remain outstanding (as adjusted for any stock splits, stock dividends, recapitalizations or the like), the holders of such shares of Series A Preferred Stock shall be entitled to elect two (2) directors of the Corporation at each annual election of directors. As long as at least ten percent (10%) of the Series B Preferred Stock originally issued remain outstanding (as adjusted for any stock splits, stock dividends, recapitalizations or the like), the holders of a majority of the shares of Series B Preferred Stock shall be entitled to elect one (1) director of the Corporation at each annual election of directors. As long as at least ten percent (10%) of the Series C Preferred Stock originally issued remain outstanding (as adjusted for any stock splits, stock dividends, recapitalizations or the like), the holders of sixty-six and two-thirds percent (66 2/3%) of the shares of Series C Preferred Stock shall be entitled to elect two (2) directors of the Corporation at each annual election of directors. As long as at least ten percent (10%) of the Series D Preferred Stock originally issued remain outstanding (as adjusted for any stock splits, stock dividends, recapitalizations or the like), the holders of sixty-six and two-thirds percent (66 2/3%) of the shares of Series D Preferred Stock shall be entitled to elect one (1) director of the Corporation at each annual election of directors. The holders of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Common Stock and other securities and rights convertible into or entitling the holder thereof to receive, directly or indirectly, additional shares of Common Stock of the Corporation (voting together as a single class and not as separate series, and on an as-converted basis) shall be entitled to elect any remaining directors of the Corporation.

              In the case of any vacancy (other than a vacancy caused by removal) in the office of a director occurring among the directors elected by the holders of a class or series of stock pursuant to this Section 5(b), the remaining directors so elected by that class or series may by affirmative vote of a majority thereof (or the remaining director so elected if there be but one, or if there are no such directors remaining, by the holders of that class or series in accordance with this Section 5(b)), elect a successor or successors to hold office for the unexpired term of the director or directors whose place or places shall be vacant. Any director who shall have been elected by the holders of a class or series of stock or by any directors so elected as provided in the immediately preceding sentence hereof may be removed during the aforesaid term of office, either with or without cause, by, and only by, the affirmative vote of the holders of the shares of the class or series of stock entitled to elect such director or directors, given either at a special meeting of such stockholders duly called for that purpose or pursuant to a written consent of stockholders, and any vacancy thereby created may be filled by the holders of that class or series of stock in accordance with this Section 5(b).

              6. Protective Provisions.

              (a) Series A Preferred Stock Protective Provisions. So long as at least twenty percent (20%) of the originally issued Series A Preferred Stock are outstanding (as adjusted for any stock splits, stock dividends, recapitalizations or the like), the Corporation shall not without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least a majority of the then outstanding shares of Series A Preferred Stock:

                (i) increase or decrease (other than by redemption or conversion) the total number of authorized shares of Series A Preferred Stock;

                (ii) authorize or issue, or obligate itself to issue, any other equity security, including any other security convertible into or exercisable for any equity security having any preference or priority over, or being on a parity with, the Series A Preferred Stock with respect to dividends, liquidation, redemption or voting;

                (iii) reclassify any Common Stock into shares having any preference or priority over, or being on a parity with, the Series A Preferred Stock with respect to dividends, liquidation, redemption or voting; or

                (iv) alter or change the rights, preferences or privileges of the shares of Series A Preferred Stock so as to affect adversely the shares.

              (b) Series B Preferred Stock Protective Provisions. So long as at least twenty percent (20%) of the originally issued Series B Preferred Stock are outstanding (as adjusted for any stock splits, stock dividends, recapitalizations or the like), the Corporation shall not without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least eighty percent (80%) of the then outstanding shares of Series B Preferred Stock:

                (i) increase or decrease (other than by redemption or conversion) the total number of authorized shares of Series B Preferred Stock;

                (ii) authorize or issue, or obligate itself to issue, any other equity security, including any other security convertible into or exercisable for any equity security having any preference or priority over, or being on a parity with, the Series B Preferred Stock with respect to dividends, liquidation, redemption or voting;

                (iii) reclassify any Common Stock into shares having any preference or priority over, or being on a parity with, the Series B Preferred Stock with respect to dividends, liquidation, redemption or voting; or

                (iv) alter or change the rights, preferences or privileges of the shares of Series B Preferred Stock so as to affect adversely the shares.

            (c) Series C Preferred Stock Protective Provisions. So long as at least twenty percent (20%) of the originally issued Series C Preferred Stock are outstanding (as adjusted for any stock splits, stock dividends, recapitalizations or the like):

              (i) the Corporation shall not without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the then outstanding shares of Series C Preferred Stock:

                  (A) increase or decrease (other than by redemption or conversion) the total number of authorized shares of Series C Preferred Stock;

                  (B) authorize or issue, or obligate itself to issue, any other equity security, including any other security convertible into or exercisable for any equity security having any preference or priority over, or being on a parity with, the Series C Preferred Stock with respect to dividends, liquidation, redemption or voting;

                  (C) reclassify any Common Stock into shares having any preference or priority over, or being on a parity with, the Series C Preferred Stock with respect to dividends, liquidation, redemption or voting; or

                  (D) alter or change the rights, preferences or privileges of the shares of Series C Preferred Stock so as to affect adversely the shares.

                (ii) the Corporation shall not without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least a majority of the then outstanding shares of Series C Preferred Stock sell, convey, or otherwise dispose of all or substantially all of its property or business or merge into or consolidate with any other corporation (other than a wholly-owned subsidiary corporation) or effect any transaction or series of related transactions with any other entity (other than a wholly-owned subsidiary corporation) pursuant to which any shares of the Series C Preferred Stock are converted into any other property or security.

            (d) Series D Preferred Stock Protective Provisions. So long as at least twenty percent (20%) of the originally issued Series D Preferred Stock are outstanding (as adjusted for any stock splits, stock dividends, recapitalizations or the like), the Corporation shall not without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the then outstanding shares of Series D Preferred Stock:

                (i) increase or decrease (other than by redemption or conversion) the total number of authorized shares of Series D Preferred Stock;

                (ii) authorize or issue, or obligate itself to issue, any other equity security, including any other security convertible into or exercisable for any equity security having any preference or priority over, or being on a parity with, the Series D Preferred Stock with respect to dividends, liquidation, redemption or voting;

                (iii) reclassify any Common Stock into shares having any preference or priority over, or being on a parity with, the Series D Preferred Stock with respect to dividends, liquidation, redemption or voting; or

                (iv) alter or change the rights, preferences or privileges of the shares of Series D Preferred Stock so as to affect adversely the shares.

            (e) General Protective Provisions. So long as at least twenty percent (20%) of the originally issued Series A Preferred Stock, twenty percent (20%) of the originally issued Series B Preferred Stock, twenty percent (20%) of the originally issued Series C Preferred Stock, or twenty percent (20%) of the originally issued Series D Preferred Stock are outstanding (each as adjusted for any stock splits, stock dividends, recapitalizations or the like), the Corporation shall not without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the then outstanding shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, and Series D Preferred Stock (voting together as a single class and not as separate series, and on an as-converted basis):

                (i) sell, convey, or otherwise dispose of all or substantially all of its property or business or merge into or consolidate with any other corporation (other than a wholly-owned subsidiary corporation) or effect any transaction or series of related transactions in which more than fifty percent (50%) of the voting power of the Corporation is disposed of;

                (ii) redeem, purchase or otherwise acquire (or pay into or set aside for a sinking fund for such purpose) any share or shares of Preferred Stock or Common Stock; provided, however, that this restriction shall not apply to (A) the repurchase of shares of Common Stock from employees, officers, directors, consultants or other persons performing services for the Corporation or any subsidiary pursuant to agreements under which the Corporation has the option to repurchase such shares at cost or at cost upon the occurrence of certain events, such as the termination of employment, or (B) the redemption of any share or shares of Preferred Stock in accordance with Section 3;

                (iii) increase the size of the Board of Directors to a number greater than nine (9); or

                (iv) increase (other than by redemption or conversion) the total number of authorized shares of Preferred Stock.

            7. Status of Redeemed or Converted Stock. In the event any shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, or Series D Preferred Stock shall be redeemed or converted pursuant to Section 3 or
Section 4 hereof, the shares so redeemed or converted shall be cancelled and shall not be issuable by the Corporation. The Amended and Restated Certificate of Incorporation of the Corporation shall be appropriately amended to effect the corresponding reduction in the Corporation's authorized capital stock.

            FIFTH. The Corporation is to have perpetual existence.

            SIXTH. The following provisions are included for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its Board of Directors and stockholders:

              1. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors of the Corporation.

              2. The Board of Directors of the Corporation is expressly authorized to adopt, amend or repeal the By-Laws of the Corporation, subject to any limitation thereof contained in the By-Laws.

              3. The books of the Corporation may be kept at such place within or without the State of Delaware as the By-Laws of the Corporation may provide or as may be designated from time to time by the Board of Directors of the Corporation.

              4. The stockholders shall have the power to adopt, amend or repeal the By-Laws of the Corporation; provided, however, that, in addition to any vote of the holders of any class or series of stock of the Corporation required by law or by this Amended and Restated Certificate of Incorporation, the affirmative vote of the holders of at least seventy-five percent (75%) of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to adopt, amend or repeal any provision of the By-Laws of the Corporation.

              5. Stockholders of the Corporation may not take any action by written consent in lieu of a meeting.

              6. Special meetings of stockholders may be called at any time only by the Chairperson of the Board (if any), a majority of the Board of Directors, the Chief Executive Officer or the President. Business transacted at any special meeting of stockholders shall be limited to matters relating to the purpose or purposes stated in the notice of meeting.

              7. The provisions of this Article are subject to the rights of the holders of any series of Preferred Stock from time to time outstanding.

      SEVENTH.

      1. NUMBER OF DIRECTORS. The number of directors which shall constitute the whole Board of Directors shall be determined by resolution of a majority of the Board of Directors, but in no event shall the number of directors be less than three. The number of directors may be decreased at any time and from time to time by a majority of the directors then in office, but only to eliminate vacancies existing by reason of the death, resignation, removal or expiration of the term of one or more directors. The directors shall be elected at the annual meeting of stockholders by such stockholders as have the right to vote on such election. Directors need not be stockholders of the Corporation.

            2. ELECTION OF DIRECTORS. Elections of directors need not be by written ballot except as and to the extent provided in the By-Laws of the Corporation.

            3. TERMS OF OFFICE. Each director shall serve for a term ending on the date of the next annual meeting following the annual meeting at which such director was elected.

            4. TENURE. Each director shall hold office until his or her successor is elected and qualified, or until his or her earlier death, resignation or removal. There shall be no limit as to the number of terms for which a director may hold office.

            5. VACANCIES. Unless and until filled by the stockholders, any vacancy in the Board of Directors, however occurring, including a vacancy resulting from an enlargement of the Board of Directors, may be filled only by vote of a majority of the independent directors then in office, even if less than a quorum, or by a sole remaining director. Such action shall take place upon the recommendation of the Governance, Nominating and Compliance Committee, if constituted at the time. A director elected to fill a vacancy shall be elected for the unexpired term of his or her predecessor in office, if applicable, and a director chosen to fill a position from an increase in the number of directors shall hold office until the next election of directors and until his or her successor is elected and qualified, or until his or her earlier death, resignation or removal.

            6. QUORUM. A majority of the total number of the whole Board of Directors shall constitute a quorum at all meetings of the Board of Directors. In the event one or more of the directors shall be disqualified to vote at any meeting, then the required quorum shall be reduced by one for each such director so disqualified; provided, however, that in no case shall less than one-third (1/3) of the number so fixed constitute a quorum. In the absence of a quorum at any such meeting, a majority of the directors present may adjourn the meeting from time to time without further notice other than announcement at the meeting, until a quorum shall be present.

            7. ACTION AT MEETING. At any meeting of the Board of Directors at which a quorum is present, the vote of a majority of those present shall be sufficient to take any action, unless a different vote is specified by law or the Corporation's By-Laws.

            8. REMOVAL. Any one or more or all of the directors may be removed without cause only by the holders of at least seventy-five percent (75%) of the shares then entitled to vote at an election of directors. Any one or more or all of the directors may be removed with cause only by the holders of at least a majority of the shares then entitled to vote at an election of directors.

            9. STOCKHOLDER NOMINATIONS AND INTRODUCTION OF BUSINESS, ETC. Unless otherwise specified by law, advance notice of stockholder nominations for election of directors and other business to be brought by stockholders before a meeting of stockholders shall be given in the manner provided in the By-Laws of the Corporation.

            10. RIGHTS OF PREFERRED STOCK. The provisions of this Article are subject to the rights of the holders of any series of Preferred Stock from time to time outstanding.

            EIGHTH. No director (including any advisory director) of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director notwithstanding any provision of law imposing such liability; provided, however, that, to the extent provided by applicable law, this provision shall not eliminate the liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this provision shall apply to or have any effect on the liability or alleged liability of any director for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

            NINTH. The Board of Directors of the Corporation, when evaluating any offer of another party (a) to make a tender or exchange offer for any equity security of the Corporation or (b) to effect a business combination, shall, in connection with the exercise of its judgment in determining what is in the best interests of the Corporation as whole, be authorized to give due consideration to any such factors as the Board of Directors determines to be relevant, including, without limitation:

      (i) the interests of the Corporation's stockholders, including the possibility that these interests might be best served by the continued independence of the Corporation;

      (ii) whether the proposed transaction might violate federal or state laws;

      (iii) not only the consideration being offered in the proposed transaction, in relation to the then current market price for the outstanding capital stock of the Corporation, but also to the market price for the capital stock of the Corporation over a period of years, the estimated price that might be achieved in a negotiated sale of the Corporation as a whole or in part or through orderly liquidation, the premiums over market price for the securities of other corporations in similar transactions, current political, economic and other factors bearing on securities prices and the Corporation's financial condition and future prospects; and

      (iv) the social, legal and economic effects upon employees, suppliers, customers, creditors and others having similar relationships with the Corporation, upon the communities in which the Corporation conducts its business and upon the economy of the state, region and nation.

In connection with any such evaluation, the Board of Directors is authorized to conduct such investigations and engage in such legal proceedings as the Board of Directors may determine.

            TENTH.

            1. ACTIONS, SUITS AND PROCEEDINGS OTHER THAN BY OR IN THE RIGHT OF THE CORPORATION. The Corporation shall indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation), by reason of the fact that he is or was, or has agreed to become, a director or officer of the Corporation, or is or was serving, or has agreed to serve, at the request of the Corporation, as a director, officer or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan) (all such persons being referred to hereafter as an "Indemnitee"), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with such action, suit or proceeding and any appeal therefrom, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful. Notwithstanding anything to the contrary in this Article, except as set forth in Section 6 below, the Corporation shall not indemnify an Indemnitee seeking indemnification in connection with a proceeding (or part thereof) initiated by the Indemnitee unless the initiation thereof was approved by the Board of Directors of the Corporation.

            2. ACTIONS OR SUITS BY OR IN THE RIGHT OF THE CORPORATION. The Corporation shall indemnify any Indemnitee who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was, or has agreed to become, a director or officer of the Corporation, or is or was serving, or has agreed to serve, at the request of the Corporation, as a director, officer or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys' fees) and amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with such action, suit or proceeding and any appeal therefrom, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of such liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses (including attorneys' fees) which the Court of Chancery of Delaware or such other court shall deem proper.

            3. INDEMNIFICATION FOR EXPENSES OF SUCCESSFUL PARTY. Notwithstanding the other provisions of this Article, to the extent that an Indemnitee has been successful, on the merits or otherwise, in defense of any action, suit or proceeding referred to in Sections 1 and 2 of this Article, or in defense of any claim, issue or matter therein, or on appeal from any such action, suit or proceeding, he shall be indemnified against all expenses (including attorneys' fees) actually and reasonably incurred by him or on his behalf in connection therewith. Without limiting the foregoing, if any action, suit or proceeding is disposed of, on the merits or otherwise (including a disposition without prejudice), without (i) the disposition being adverse to the Indemnitee, (ii) an adjudication that the Indemnitee was liable to the Corporation, (iii) a plea of guilty or nolo contendere by the Indemnitee, (iv) an adjudication that the Indemnitee did not act in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and (v) with respect to any criminal proceeding, an adjudication that the Indemnitee had reasonable cause to believe his conduct was unlawful, the Indemnitee shall be considered for the purpose hereof to have been wholly successful with respect thereto.

            4. NOTIFICATION AND DEFENSE OF CLAIM. As a condition precedent to his right to be indemnified, the Indemnitee must notify the Corporation in writing as soon as practicable of any action, suit, proceeding or investigation involving him for which indemnity will or could be sought. With respect to any action, suit, proceeding or investigation of which the Corporation is so notified, the Corporation will be entitled to participate therein at its own expense and/or to assume the defense thereof at its own expense, with legal counsel reasonably acceptable to the Indemnitee. After notice from the Corporation to the Indemnitee of its election so to assume such defense, the Corporation shall not be liable to the Indemnitee for any legal or other expenses subsequently incurred by the Indemnitee in connection with such claim, other than as provided below in this Section 4. The Indemnitee shall have the right to employ his own counsel in connection with such claim, but the fees and expenses of such counsel incurred after notice from the Corporation of its assumption of the defense thereof shall be at the expense of the Indemnitee unless (i) the employment of counsel by the Indemnitee has been authorized by the Corporation, (ii) counsel to the Indemnitee shall have reasonably concluded that there may be a conflict of interest or position on any significant issue between the Corporation and the Indemnitee in the conduct of the defense of such action or (iii) the Corporation shall not in fact have employed counsel to assume the defense of such action, in each of which cases the fees and expenses of counsel for the Indemnitee shall be at the expense of the Corporation, except as otherwise expressly provided by this Article. The Corporation shall not be entitled, without the consent of the Indemnitee, to assume the defense of any claim brought by or in the right of the Corporation or as to which counsel for the Indemnitee shall have reasonably made the conclusion provided for in clause
(ii) above.

            5. ADVANCE OF EXPENSES. Subject to the provisions of Section 6 below, in the event that the Corporation does not assume the defense pursuant to
Section 4 of this Article of any action, suit, proceeding or investigation of which the Corporation receives notice under this Article, any expenses (including attorneys' fees) incurred by an Indemnitee in defending a civil or criminal action, suit, proceeding or investigation or any appeal therefrom shall be paid by the Corporation in advance of the final disposition of such matter, provided, however, that the payment of such expenses incurred by an Indemnitee in advance of the final disposition of such matter shall be made only upon receipt of an undertaking by or on behalf of the Indemnitee to repay all amounts so advanced in the event that it shall ultimately be determined that the indemnitee is not entitled to be indemnified by the Corporation as authorized in this Article. Such undertaking may be accepted without reference to the financial ability of such person to make such repayment.

            6. PROCEDURE FOR INDEMNIFICATION. In order to obtain indemnification or advancement of expenses pursuant to Section 1, 2, 3 or 5 of this Article, the Indemnitee shall submit to the Corporation a written request, including in such request such documentation and information as is reasonably available to the Indemnitee and is reasonably necessary to determine whether and to what extent the Indemnitee is entitled to indemnification or advancement of expenses. Any such indemnification or advancement of expenses shall be made promptly, and in any event within 60 days after receipt by the Corporation of the written request of the Indemnitee, unless with respect to requests under Section 1, 2 or 5 the Corporation determines, by clear and convincing evidence, within such 60-day period that the Indemnitee did not meet the applicable standard of conduct set forth in Section 1 or 2, as the case may be. Such determination shall be made in each instance by (a) a majority vote of the directors of the Corporation who are not at that time parties to the action, suit or proceeding in question ("disinterested directors"), even though less than a quorum, (b) if there are no such disinterested directors, or if such disinterested directors so direct, by independent legal counsel (who may be regular legal counsel to the corporation) in a written opinion, (c) a majority vote of a quorum of the outstanding shares of stock of all classes entitled to vote for directors, voting as a single class, which quorum shall consist of stockholders who are not at that time parties to the action, suit or proceeding in question, or (d) a court of competent jurisdiction.

            7. REMEDIES. The right to indemnification or advances as granted by this Article shall be enforceable by the Indemnitee in any court of competent jurisdiction if the Corporation denies such request, in whole or in part, or if no disposition thereof is made within the 60-day period referred to above in
Section 6. Unless otherwise provided by law, the burden of proving that the Indemnitee is not entitled to indemnification or advancement of expenses under this Article shall be on the Corporation. Neither the failure of the Corporation to have made a determination prior to the commencement of such action that indemnification is proper in the circumstances because the Indemnitee has met the applicable standard of conduct, nor an actual determination by the Corporation pursuant to Section 6 that the Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the Indemnitee has not met the applicable standard of conduct. The Indemnitee's expenses (including attorneys' fees) incurred in connection with successfully establishing his right to indemnification, in whole or in part, in any such proceeding shall also be indemnified by the Corporation.

            8. SUBSEQUENT AMENDMENT. No amendment, termination or repeal of this Article or of the relevant provisions of the General Corporation Law of the State of Delaware or any other applicable laws shall affect or diminish in any way the rights of any Indemnitee to indemnification under the provisions hereof with respect to any action, suit, proceeding or investigation arising out of or relating to any actions, transactions or facts occurring prior to the final adoption of such amendment, termination or repeal.

            9. OTHER RIGHTS. The indemnification and advancement of expenses provided by this Article shall not be deemed exclusive of any other rights to which an Indemnitee seeking indemnification or advancement of expenses may be entitled under any law (common or statutory), agreement or vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in any other capacity while holding office for the Corporation, and shall continue as to an Indemnitee who has ceased to be a director or officer, and shall inure to the benefit of the estate, heirs, executors and administrators of the Indemnitee. Nothing contained in this Article shall be deemed to prohibit, and the Corporation is specifically authorized to enter into, agreements with officers and directors providing indemnification rights and procedures different from those set forth in this Article; provided, however, that nothing contained herein shall be deemed to permit duplicative indemnification or advancement of expenses. In addition, the Corporation may, to the extent authorized from time to time by its Board of Directors, grant indemnification rights to other employees or agents of the Corporation or other persons serving the Corporation and such rights may be equivalent to, or greater or less than, those set forth in this Article.

            10. PARTIAL INDEMNIFICATION. If an Indemnitee is entitled under any provision of this Article to indemnification by the Corporation for some or a portion of the expenses (including attorneys' fees), judgments, fines or amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with any action, suit, proceeding or investigation and any appeal therefrom but not, however, for the total amount thereof, the Corporation shall nevertheless indemnify the Indemnitee for the portion of such expenses (including attorneys' fees), judgments, fines or amounts paid in settlement to which the Indemnitee is entitled.

            11. INSURANCE. The Corporation may purchase and maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan) against any expense, liability or loss incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law of the State of Delaware.

            12. MERGER OR CONSOLIDATION. If the Corporation is merged into or consolidated with another corporation and the Corporation is not the surviving corporation, the surviving corporation shall assume the obligations of the Corporation under this Article with respect to any action, suit, proceeding or investigation arising out of or relating to any actions, transactions or facts occurring prior to the date of such merger or consolidation.

            13. SAVINGS CLAUSE. If this Article or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each Indemnitee as to any expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with any action, suit, proceeding or investigation, whether civil, criminal or administrative, including an action by or in the right of the Corporation, to the fullest extent permitted by an applicable portion of this Article that shall not have been invalidated and to the fullest extent permitted by applicable law.

            14. DEFINITIONS. Terms used herein and defined in Section 145(h) and
Section 145(i) of the General Corporation Law of the State of Delaware shall have the respective meanings assigned to such terms in such Section 145(h) and
Section 145(i).

            15. SUBSEQUENT LEGISLATION. If the General Corporation Law of the State of Delaware is amended after adoption of this Article to expand further the indemnification permitted to Indemnitees, then the Corporation shall indemnify such persons to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended.

            ELEVENTH. The Corporation reserves the right to amend or repeal any provision contained in this Amended and Restated Certificate of Incorporation in the manner prescribed by the laws of the State of Delaware and all rights conferred upon stockholders are granted subject to this reservation, provided, however, that in addition to any vote of the holders of any class or series of stock of the Corporation required by law, this Amended and Restated Certificate of Incorporation or a Certificate of Designation with respect to a series of Preferred Stock, the affirmative vote of the holders of shares of voting stock of the Corporation representing at least seventy-five percent (75%) of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to (i) reduce or eliminate the number of authorized shares of Common Stock or the number of authorized shares of Preferred Stock set forth in Article FOURTH or (ii) amend or repeal, or adopt any provision inconsistent with, Parts A and B of Article FOURTH and Articles FIFTH, SIXTH, SEVENTH, EIGHTH, NINTH, TENTH and this Article ELEVENTH of this Amended and Restated Certificate of Incorporation.

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                                      -31-





      IN WITNESS WHEREOF, the undersigned has duly executed this Amended and Restated Certificate of Incorporation in the name and on behalf of Phase Forward Incorporated on the _____ day of __________, 2004 and the statements contained herein are affirmed as true under penalties of perjury.

                                          PHASE FORWARD INCORPORATED


                                          By:___________________________
                                          Name:  Robert K. Weiler
                                          Title:  President